Exhibit 23.1



                               KYLE L. TINGLE, CPA





To Whom It May Concern:                                       May 19, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of May 19, 2003 accompanying the audited financial statements of INet Events, as of March 31, 2003 and December 31, 2002, and the related statements of income, stockholders' equity, and cash flow for the periods indicated therein, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle L. Tingle


Kyle L. Tingle, CPA, LLC




P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net